SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 29, 2001
TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
(Exact Name of  Registrant as Specified in Its Charter)
		Delaware			 0-20303			13-2846796
	(State or Other Jurisdiction	(Commission	(I.R.S. Employer
	       of Incorporation)		File Number)	Identification No.)
    4 Hardscrabble Heights, P.O. Box 382, Brewster New York	  10509
(Address of Principal Executive Offices)		 	(Zip Code)
			(845) 277-8100
(Registrant's Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)



Item 5.	Other Events.
On January 2, 2001, the Company was notified by the staff (the "Staff") of The Nasdaq Stock Market that the Company had failed to demonstrate compliance with the $1.00 minimum bid price requirement for continued listing of its securities on the Nasdaq Stock Market. The Company requested an oral hearing before the Nasdaq Listing Qualifications Panel (the "Panel") in a letter dated April 12, 2001 to appeal the Staff's determination to delist the Company's securities. That hearing took place on May 25, 2001. On June 29, 2001, the Company received notification of the Panel's decision to delist the Company's securities from the Nasdaq Stock Market effective with the open of business on July 2, 2001.



SIGNATURE
Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
TOUCHSTONE APPLIED SCIENCE ASSOCIATES, INC.
By:  _/s/ ANDREW L. SIMON
       Andrew L. Simon
       President, Chief Executive
       Officer and Chairman of the Board

Dated:    July 16, 2001
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